Exhibit 10.4

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) by and between Robert M. Elfont, M.D., Ph.D. (“Executive”), and Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), is made effective as of the eighth (8th) day following the date Executive signs this Agreement if not revoked in accordance with Section 6(c)(iii) (the “Effective Date”) with reference to the following facts:

A.Executive’s employment with the Company and status as an officer and employee of the Company and each of its affiliates will end effective upon the Termination Date (as defined below).

B.Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Termination Date.  Executive acknowledges and agrees that his status as an officer and employee of the Company, and each of its subsidiaries, shall end effective as of May 31, 2016 (the “Termination Date”).  Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company and each of its subsidiaries; provided that such documents shall not be inconsistent with any of the terms of this Agreement.

2.Final Paycheck; Payment of Accrued Wages and Expenses.

(a)Final Paycheck.  As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation earned through the Termination Date, subject to standard payroll deductions and withholdings.  Executive is entitled to these payments regardless of whether Executive executes this Agreement.

(b)Business Expenses.  The Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.  Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement.

3.Transition Services.  During the period commencing on the Termination Date and ending on the six (6) month anniversary of the Termination Date (the “Transition Period”), Executive shall provide such transition services (the “Transition Services”) in his area of expertise as shall be requested by the Company, provided, that in no event shall Executive be required to spend more than eight (8) hours per week performing Transition Services.   During the Transition Period, Executive may engage in other full-time or part-time employment or other business endeavors of Executive’s choosing, provided that he is able to perform the Transition Services at such times and locations as mutually agreed to by Executive and the Company.   For

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purposes of clarity, during the Transition Period, Executive will constitute “an agent” as such term is used in the definition of “Covered Event” included in that certain Indemnification Agreement effective as of August 5, 2015 by and between the Company and Executive (the “Indemnification Agreement”).

4.Separation Payments and Benefits.  Without admission of any liability, fact or claim, the Company hereby agrees, subject to this Agreement becoming effective and irrevocable, and subject to Executive’s performance of his continuing obligations pursuant to this Agreement and the Employee Confidential Information and Inventions Agreement entered into between Executive and the Company in accordance with Section 13 of this Agreement (the “Confidentiality Agreement”), to provide Executive the benefits set forth below.  Specifically, the Company and Executive agree as follows:

(a)Severance.  Within thirty (30) days after the Effective Date, the Company will pay to Executive severance in a lump sum equivalent to nine (9) months’ of Executive’s base salary, or $277,537.50, less applicable withholdings and deductions (such aggregate amount, the “Separation Amount”).

(b)Equity Awards.  As of immediately prior to the Termination Date, Executive held 299,002 shares of Company common stock (the “Restricted Stock”) acquired upon exercise of that certain option to purchase shares of Company common stock granted to Executive by the Company on September 30, 2014, of which 161,959 shares were vested.  As of the Termination Date, Executive also held an option to purchase 26,340 shares of Company common stock granted by the Company on May 13, 2015 (the “2015 Option”), of which 6,585 shares were vested, and an option to purchase 80,000 shares of Company common stock granted by the Company on February 26, 2016 (the “2016 Option”, and together with the 2015 Option, the “Options”), of which 4,999 shares were vested.  Executive and the Company hereby agree that effective as of the Termination Date, the vesting of 87,584 shares of Restricted Stock shall be accelerated, all of the Options shall be cancelled and the Company shall repurchase 49,459 shares of Restricted Stock which remain unvested after giving effect to such accelerated vesting  (the “Unvested Restricted Stock”) for an aggregate repurchase price of $7,136.94, such payment to be made in a single lump sum within thirty (30) days following the Termination Date (the “Repurchase Date”).  Executive expressly acknowledges and agrees that following the Effective Date, Executive shall have no right, title or interest in the Options, and such Options shall be deemed terminated as of the Termination Date and of no further force or effect.  Executive further expressly acknowledges and agrees that (i) following the Repurchase Date, Executive shall have no right, title or interest in the Unvested Restricted Stock and (ii) neither the Unvested Restricted Stock nor the Options will continue to vest during the Transition Period.

(c)Healthcare Continuation Coverage.  If Executive timely elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, the COBRA premiums for Executive and Executive’s covered dependents through the earlier of (i) the nine (9)-month anniversary of the Termination Date or (ii) the date on which Executive and/or Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s); provided, that after the Company ceases to directly pay or reimburse premiums pursuant to the preceding, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.  Executive acknowledges that he shall be solely responsible for all matters relating to Executive’s continuation of

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coverage pursuant to COBRA, including, without limitation, Executive’s election of such coverage and his timely payment of premiums.

(d)Taxes.  Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions.  To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(e)SEC Reporting.  Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report any matching transactions in Company common stock for six (6) months following the Termination Date.  Executive hereby agrees not to undertake, directly or indirectly, any reportable transactions until the end of such six (6) month period.

(f)Sole Separation Benefit.  Executive agrees that the payments provided by this Section 4 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement.  Executive acknowledges and agrees that the payments referenced in this Section 4 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

5.Full Payment.  Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof.  Executive further acknowledges that, other than the Confidentiality Agreement, this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, that certain Executive Employment Agreement between Executive and the Company dated as of July 31, 2015 (the “Employment Agreement”) and any other offer letter, employment agreement, bonus plan or arrangement, severance and/or change in control agreement, and each such agreement shall be deemed terminated and of no further effect as of the Termination Date.

6.Executive’s Release of the Company.  Executive understands that by agreeing to the release provided by this Section 6, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a)Released Claims.  On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its

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owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)Unreleased Claims.  Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

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(v)Claims for indemnification under any indemnification agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(c)Acknowledgement.  In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i)Executive should consult with an attorney before signing this Agreement;

(ii)Executive has been given at least twenty-one (21) days to consider this Agreement;

(iii)Executive has seven (7) days after signing this Agreement to revoke it.  If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Agreement to Ken Boehm, 8000 Marina Blvd., #300, Brisbane, California  94005, fax: (650) 616-0075. Executive understands that if he revokes this Agreement, it will be null and void in its entirety, and he will not be entitled to any payments or benefits provided in this Agreement, other than as provided in Section 2.

(d)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

7.Non-Disparagement, Transition, Transfer of Company Property and Limitations on Service.  Executive further agrees that:

(a)Non-Disparagement.  Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately.  The Company agrees that it shall not, and it shall instruct its officers and members of its Board of Directors to not, disparage, criticize or defame Executive, either publicly or privately.  Nothing in this Section 7(a) shall have

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application to any evidence or testimony required by any court, arbitrator or government agency.

(b)Transition.  Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.

(c)Transfer of Company Property.  On or before the Termination Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he had in his possession, custody or control at the time he signed this Agreement.

8.Executive Representations.  Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

9.No Assignment by Executive.  Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise.  If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.  In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees.  None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

10.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

11.Miscellaneous.  This Agreement, together with the Confidentiality Agreement and the Indemnification Agreement, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements

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between Executive and the Company with regard to the subject matter hereof.  The Company and Executive acknowledge that the termination of the Executive’s employment with the Company is intended to constitute an involuntary separation from service for the purposes of Section 409A of the Code, and the related Department of Treasury regulations.  Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements.  This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.Company Assignment and Successors.  The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise).  This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

13.Maintaining Confidential Information.  Executive reaffirms his obligations under the Confidentiality Agreement.  Executive acknowledges and agrees that the payments and other benefits provided in Section 4 above shall be subject to (a) Executive signing (and returning to Ken Boehm) before the Effective Date the Confidentiality Agreement, the form of which is attached hereto as Exhibit A, and (b) Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.  In the course of Executive’s performance of the Transition Services, Executive may receive or be exposed to the confidential information of the Company (whether in oral, written, graphic or electronic form), including the Company’s technical, research, financial, business, commercial, personnel or operational information, and/or its ideas, trade secrets, know-how, procedures, strategies or plans (“Proprietary Information”).  Executive acknowledges the confidential and secret character of the Proprietary Information, and agrees that the Proprietary Information is the sole, exclusive and valuable property of the Company.  Accordingly, Executive shall not reproduce or otherwise use any of the Proprietary Information except in the performance of the Transition Services, and shall not disclose any of the Proprietary Information in any form to any third party, except with the Company’s express prior written consent. Executive’s obligations of confidentiality and non-use under this Agreement shall remain in effect for five (5) years from the Effective Date. “Proprietary Information” shall not be deemed to include information which Executive can demonstrate by competent written evidence:  (i) was in the public domain when disclosed by the Company or subsequently becomes public through no act or failure to act on the part of Executive;  (ii) was already known by Executive, without confidentiality restrictions, when disclosed by the Company; or (iii) was or is furnished to Executive by a third party not bound by any confidentiality obligation or other restriction on disclosure with respect to such information.

14.Executive’s Cooperation.  After the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment.

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(Signature page(s) follow)

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IN WITNESS WHEREOF, the undersigned have caused this Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: July 5        , 2016

/s/ Robert M. Elfont

Robert M. Elfont, M.D., Ph.D.

AIMMUNE THERAPEUTICS, INC.

DATED: July 12      , 2016

By: /s/ Stephen G. Dilly

Name:  Stephen G. Dilly

Title:    Chief Executive Officer

EXHIBIT A

AIMMUNE THERAPEUTICS, INC.

EMPLOYEE CONFIDENTIAL INFORMATION AND

INVENTIONS ASSIGNMENT AGREEMENT

The following confirms an agreement (the “Agreement”) between Aimmune Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”) and me (Robert Elfont).   As a condition of my employment, and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following effective as of my first day of employment with the Company:

1.At-Will Employment.This Agreement is not an employment contract for any particular term.  I have a right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause and without notice.  In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement.  However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by both parties.

2.Confidential Information.

(a)Company Information.  I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation (in writing, verbally, or via email or any other medium) without written advance authorization of the Board of Directors of the Company, any Confidential Information of the Company. I will not use any Confidential Information except in the performance of my authorized duties as an employee of Company.  I  understand that “Confidential Information” includes, without limitation, any tangible or intangible proprietary information, technical data, trade secrets or know-how, including, but not limited to, research ideas, concepts, tangible and biological materials (including, but not limited to, cell lines, plasmids, vectors and DNA) and data; clinical data and results; clinical trial designs; clinical development plans; communications with regulatory authorities; patent filings; product plans, products, and services; customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during my term of my employment);  business markets, software, development, discoveries,  inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, business plans, corporate strategy plans, financial data; or other business information made, generated or developed by me in the course of my employment with Company, or disclosed to me by Company either directly or indirectly in any form, including, without limitation, in writing, orally, electronically, or by drawings or observation of materials, parts, equipment, or research experiments.  Confidential Information also includes confidential information provided to Company by any third party, which is indicated by such third party to be confidential.   I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine.

(b)Third Party Information.  I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity, and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing and in advance by such employer, person or entity.

(c)Third Party Information Received by the Company.I recognize that the Company has received and in the future will likely receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3.Inventions.

(a)Inventions Retained and Licensed.  I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets (if any) which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; if no such list is attached to or contained in Exhibit A, I represent that there are no such Prior Inventions.  If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, fully sublicensable, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, have used, sell, have sold and import such Prior Invention as part of or in connection with such product, process or machine.

(b)Assignment of Inventions.  I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company.   I hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), excepting only any invention (if any) which qualifies fully under the provisions of California Labor Code Section 2870 as provided in Section 3 (f) below.  I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire”, as that term is defined in the United States Copyright Act.

(c)Inventions Assigned to the United States.  I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions hereunder, whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d)Maintenance of Records.  I agree to keep and maintain adequate and current written records of any and all Inventions hereunder, including any made by me solely or jointly with others during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

(e)Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f)Exception to Assignments.  I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B).  I will advise the Company promptly in writing of any invention that I believe meet the criteria in California Labor Code Section 2870 and are not disclosed on Exhibit A.

4.Conflicting Employment.  I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other conduct or activities that conflict with my obligations to the Company or is not in the best interests of the Company.

5.Returning Company Property.  I agree that, prior to or at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all Confidential Information in my possession, as well as all equipment, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, biological and other tangible materials (including, but not limited, to cell lines, plasmids, vectors and DNA), other documents or tangible property of the Company (or property of third parties that is lawfully in the possession or control of the Company), or reproductions of any aforementioned items including any and all of the aforementioned items developed by me pursuant to my employment with the Company or otherwise property of the Company, its successors or assigns.  In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

6.Notification of New Employer.  In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7.Solicitation of Employees and Customers.  I acknowledge and agree that for a period of twelve (12) months or to the maximum extent permitted by law immediately following the termination of my relationship with the Company for any reason, whether voluntarily or involuntarily, I shall not either directly or indirectly without the prior written consent of the Company:

(a) solicit, induce, recruit or encourage any of the Company's employees to leave their employment, either for myself or for any other person or entity; or

(b) use Confidential Information of the Company to solicit the business of any customer of the Company, where I had contact with such customer during the period of my employment with the Company, and which business is competitive with any significant part of the business conducted by the

Company or any subsidiary or affiliate thereof at the time of termination of my employment or as contemplated to be conducted by the Company at such time.

In connection with the foregoing, I acknowledge and agree that the identity, appropriate knowledge of personnel, research and/or product requirements, volume and frequency of orders, and price sensitivity of customers of the Company are not publicly available information and constitute valuable trade secrets of the Company.

8.Photography Consent, Waiver, and Release.  Upon execution of this Agreement, I agree to sign the Photography Consent, Waiver and Release attached as Exhibit D hereto.

9.Representations.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

10.	Arbitration and Equitable Relief.

(a)Arbitration.Except as provided in Section 10(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by binding arbitration conducted by a single, neutral arbitrator associated with Judicial Arbitration & Mediation Services (“JAMS”) in San Mateo County, California, in accordance with the then-effective JAMS employment arbitration rules and California law.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company shall pay the costs and expenses of the arbitration, including all administrative and arbitrator fees, and each of us shall separately pay our counsel fees. However, the arbitrator shall be empowered to make awards of costs or fees as provided by law.

(b)Equitable Remedies.I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Agreement.  Accordingly, I agree that if I breach any provision of this Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

11.Non-Disparagement.  I agree that, during employment with Company and thereafter, I will not make comments, whether oral or in writing, that tend to disparage or injure the Company, its officers, directors, agents, employees, technology, businesses, products or services.  Nothing in this Agreement will be construed to preclude you from complying with the terms of a validly issued subpoena.

12.General Provisions.

(a)Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by the laws of the State of California exclusively, as such laws apply to contracts between California residents performed entirely within California.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Mateo County, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b)Entire Agreement.This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior and contemporaneous discussions between us, including any previous confidentiality agreements that I may have entered into with the Company.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)Severability.If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and assigns.

(e)Survival.  The rights and obligations of the parties to this Agreement will survive termination of my employment with Company.

(f)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION.  NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Date: 8 July 2016

/s/ Robert Elfont         Robert Elfont

SignaturePrinted

AIMMUNE THERAPEUTICS, INC.

By: /s/ Doug Sheehy

Title: General Counsel & Secretary

Date: July 11, 2016

EXHIBIT A

LIST OF PRIOR INVENTIONS

(INCLUDING ORIGINAL WORKS OF AUTHORSHIP)

Identifying Number

          Title                      Date           Or Brief Description

EXHIBIT B

1.CALIFORNIA LABOR CODE SECTION 2870

EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)Result from any work performed by the employee for the employer.

(b)To the extent a provision in the employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

AIMMUNE THERAPEUTICS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Aimmune Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns, except where authorized in writing.

I further certify that I have complied with all the terms of the Aimmune Therapeutics, Inc. Employee Confidential Information and Inventions Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Confidential Information and Inventions Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of Aimmune Therapeutics, Inc. or any of its employees, clients, consultants, or licensees.

I further agree that in compliance with the Employee Confidential Information and Inventions Assignment Agreement, for twelve (12) months from this date:  (a) I will not use confidential information to solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, either for myself or for any other person or entity; and (b) I will not use confidential information to solicit the business of any customer of the Company, which business is competitive with any significant part of the business conducted by the Company or any subsidiary or affiliate thereof at the time of termination of my employment or as contemplated to be conducted by the Company at such time.

Date: 8 July 2016

/s/ Robert Elfont

(Employee’s Signature)

Robert Elfont

(Type/Print Employee’s Name)

EXHIBIT D

AIMMUNE THERAPEUTICS, INC.

PHOTOGRAPHY CONSENT, WAIVER, AND RELEASE

For good and valuable consideration, I hereby consent and give permission to Aimmune Therapeutics, Inc. (“Aimmune”) or its agent, to photograph, image and/or videotape me, my property, and/or myself as included with others (such photographs, images, and/or videotapes, “Photographs”).  I understand that any such Photographs, and all rights associated with them, will belong solely and exclusively to Aimmune and Aimmune shall have the irrevocable and absolute right to copyright, duplicate, reproduce, alter, display, distribute, and/or publish them in any manner, for any purpose, and in any form including, but not limited to, print, electronic, video, and/or Internet without notifying me.

I voluntarily waive any and all rights I may now or hereafter have with respect to any such Photographs, including any compensation, ownership, copyright, and privacy rights and any right to inspect or approve such Photographs and/or copy, print or other materials that may be used in connection with them, whether now or in the future, whether that use is known or unknown to me.  I hereby waive any right to inspect or approve of any finished Photographs whether printed or electronic, that may be used now or in the future, whether that use is known or unknown to me, and I forever waive any right to royalties or other compensation arising from or related to the use of the Photographs.  I hereby release and discharge, and agree to hold harmless, Aimmune, its officers, agents and employees, and all persons acting under its permission or authority, from any claims, losses, damages or liability arising from or related to such Photographs and/or their use under any circumstances.

This consent, waiver, and release will be binding upon the heirs, executors, administrators and other legal representatives of myself, and will be for the benefit of Aimmune, its successors and assigns.

I HAVE READ AND FULLY UNDERSTAND THE CONTENTS OF THIS CONSENT, WAIVER, AND RELEASE FORM, AND I SIGN IT FREELY AND VOLUNTARILY.

/s/ Robert Elfont

Name: Robert Elfont

Date: 8 July 2016